UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

 Filed by a Party other than the Registrant  ☐

 Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ITEX Corporation

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notice to Participants in the

ITEX Corporation

Broker Private Placement

March 28, 2012

Re: Your Common Stock Voting Rights

Dear Valued Broker:

First, thank you for being a stockholder of ITEX and for your continued hard work and dedication to our company. As you may recall, when you subscribed to participate in the 2011 private placement of ITEX shares, you assigned to ITEX’s corporate secretary the right to vote your pledged shares during the first three years of the six-year purchase period. The purpose of this letter is to inform you that because there is a contested election at this year’s annual meeting of stockholders to be held on May 14, 2012, ITEX is giving you the right to vote your shares for the election to be held at the annual meeting.

Enclosed with this letter are materials relating to the annual meeting. The enclosed proxy statement contains information regarding the election of directors and other matters to be acted upon at the annual meeting. You may receive more than one voting instruction form from both ITEX and two dissident nominees (the “Polonitza Group”). The WHITE voting instruction form designates the directors nominated by ITEX’s Board of Directors. The gold voting instruction card designates the director nominees nominated by the dissident Polonitza Group. Note: Only your final instruction by Internet, phone or mail will count.

Please read the enclosed proxy materials carefully, so that you can make a decision on how to vote your shares on the matters described more fully in the enclosed proxy statement. It’s up to you to vote for the nominees of your choice. Your interest in these matters is very important.

The ITEX Board urges you to vote the WHITE card, and to re-elect the current board of directors who have served you and all stakeholders in our great organization very well.

Thank you for your continued support.

NOTE: if you own additional shares of ITEX common stock through a broker or other nominee, you will need to return a proxy card or an additional voting instruction form relating to those additional shares in order to vote those shares.

Important Additional Information

ITEX Corporation has filed with the Securities and Exchange Commission (“SEC”) and mailed to its stockholders a definitive proxy statement in connection with its annual meeting of stockholders to be held May 14, 2012. Stockholders are strongly advised to read ITEX’s definitive proxy statement and the accompanying WHITE proxy card before making any voting decisions. The definitive proxy statement contains information regarding the names, affiliations and interests of ITEX’s directors, its nominees for director, and certain of its officers and employees that are deemed, along with ITEX, to be participants in the solicitation of proxies from stockholders in connection with its annual meeting. Investors and stockholders may obtain copies of the Company’s definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC in connection with its annual meeting free of charge at the SEC’s website at www.sec.gov, or on ITEX’s website at www.itex.com.